                                                                  EXHIBIT 10.108

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                               OF RALPH A. BEATTIE

This first amendment (the "Amendment") to the Employment Agreement of Ralph A. Beattie is entered into effective as of January 16, 2003, by and between Capital Senior Living Corporation (the "Company") and Ralph A. Beattie ("Employee").

WHEREAS, the Company and Employee entered into the Employment Agreement dated June 1, 1999, (the "Employment Agreement"), and

WHEREAS, the Company and Employee desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The first phrase of the second sentence of Paragraph 1 that reads, "In such capacity, Employee shall report to the Chief Executive Officer of CSL" shall be deleted, and the following substituted in its place: "In such capacity, Employee shall have the duties specified for such position in the CSL Bylaws in effect from time to time and shall report to the Chief Executive Officer of CSL and to the CSL Board of Directors".

IN WITNESS WHEREOF, this Amendment has been duly executed on the 21 day of January, 2003.

                                    COMPANY: CAPITAL SENIOR LIVING CORPORATION

                                    By: /s/ Lawrence A. Cohen
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                                    EMPLOYEE:

                                    By:/s/ Ralph A. Beattie
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                                            Ralph A. Beattie